PIONEER RAILCORP


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 16, 1998


ELECTION OF DIRECTORS:

Guy L. Brenkman, J. Michael Carr, Orvel L. Cox, John S. Fulton, Timothy F. Shea

________  FOR all nominees listed above

________  FOR all nominees listed above, except ________________________________

________  WITHHOLD authority to vote for all nominees listed above

PROPOSAL 1 - Ratification of Appointment of Independent Public Accountants

________ FOR the appointment of McGladrey & Pullen, LLP as the Company's 1998 independent public accountants

________ AGAINST the appointment of McGladrey & Pullen, LLP as the Company's 1998 independent public accountants

THE UNDERSIGNED APPOINTS GUY L. BRENKMAN AS PROXY, TO VOTE THEIR SHARES AS DIRECTED ABOVE AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENT THEREOF. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED FOR DIRECTORS AND FOR BOTH PROPOSALS SUBMITTED BY THE COMPANY AS OUTLINED IN THE PROXY STATEMENT.


Dated: ______________, 1998



___________________________
Signature

___________________________
Signature if Held Jointly